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                            SCHEDULE 14A INFORMATION
                                 (Rule 14-a-10)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.
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                (Name of Registrant as Specified In Its Charter)

                          VINTAGE SENIOR HOUSING, LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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    (2) Form, Schedule or Registration Statement No.:

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VINTAGE SENIOR HOUSING, LLC


                                                                   NEWS RELEASE

                                                     Contact:  Eric K. Davidson
                                                                 (949) 719-4082


 VINTAGE SENIOR HOUSING, LLC, ANNOUNCES INCREASED OFFER TO PURCHASE ASSETS OF
                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P

NEWPORT BEACH -(BUSINESS WIRE)-- (NOVEMBER 13, 2001) - Vintage Senior Housing, LLC, an affiliate of C 3 Capital, LLC increased its offer to purchase the assets of American Retirement Villas Properties III, L.P. from $19.5 million to $20.0 million.

The increased Vintage offer was delivered to ARV Assisted Living, Inc. (AMEX:
SRS), the general partner of American Retirement Villas Properties III, L.P on Friday, November 9, 2001. The offer is for all of American Retirement Villas Properties III, L.P. assets including its two assisted living facilities ("ALF's") located in Chandler, Arizona and Camarillo, California. If accepted, this offer could close in the 1st Quarter of 2002 and Vintage believes could result in an aggregate distribution to the limited partners in excess of $450 per limited partnership unit.

About Vintage Senior Housing, LLC.

Vintage, founded in 1998, owns, develops and operates ALF's.   To date,
Vintage has an ownership interest in nine ALF's, has developed three new ALF's, substantially refurbished two ALF's and operates four ALF's. Eric K. Davidson and Brian J. Flornes are the controlling members of Vintage. Vintage is also a member of C3 Capital, LLC, a company founded by persons formerly affiliated with ARV Assisted Living, Inc., the managing general partner of American Retirement Villas Properties III, L.P. Neither Vintage nor C3 Capital or its affiliates are currently affiliated with ARV Assisted Living, Inc. More information regarding Vintage and C3 Capital and its affiliates is available in C3 Capital's tender offer statement sent to holders of limited partnership units of American Retirement Villas Properties III, L.P. on October 4, 2001, which tender offer was withdrawn on October 24, 2001.

This news release is for informational purposes only. In the event there is submitted to unit holders of the partnership any matter requiring their vote, proxy or consent, unit holders should read the proxy or consent solicitation statement when it is available because it contains important information. If any proxy or consent statement is sent in the future from Vintage, C3 Capital or their affiliates, copies will be available for free from Vintage or C3 Capital and will be available on the Securities and Exchange Commission's web site at www.sec.gov.